EXHIBIT 99.3

FINANCIAL STATEMENTS

OF

THE SOUTHERN CONNECTICUT GAS COMPANY

AS OF SEPTEMBER 30, 2011 AND DECEMBER 31, 2010 AND
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011 AND 2010

(UNAUDITED)

THE SOUTHERN CONNECTICUT GAS COMPANY

TABLE OF CONTENTS

Page Number

Financial Statements:

Statement of Income for the three and nine months ended September 30, 2011 and 2010	3

Balance Sheet as of September 30, 2011 and December 31, 2010	4

Statement of Cash Flows for the nine months ended September 30, 2011 and 2010	6

Statement of Changes in Shareholder's Equity	7

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2011	2010	2011	2010

Operating Revenues	$50,114	$51,698	$276,815	$258,580

Operating Expenses
Operation
Natural gas purchased	24,111	25,815	158,098	140,922
Operation and maintenance	17,498	19,654	56,207	52,751
Depreciation and amortization	4,296	4,410	12,807	13,176
Goodwill impairment charge	-	-	-	178,885
Taxes - other than income taxes	3,360	3,315	15,232	15,472
Total Operating Expenses	49,265	53,194	242,344	401,206
Operating Income	849	(1,496)	34,471	(142,626)

Other Income and (Deductions), net	1,979	34	1,899	194

Interest Charges, net
Interest on long-term debt	3,262	3,978	9,778	12,092
Other interest, net	245	244	1,045	675
	3,507	4,222	10,823	12,767
Amortization of debt expense and redemption premiums	80	88	239	265
Total Interest Charges, net	3,587	4,310	11,062	13,032

Income Before Income Taxes, Equity Earnings	(759)	(5,772)	25,308	(155,464)

Income Taxes	983	(4,180)	11,829	8,071

Net Income	$(1,742)	$(1,592)	$13,479	$(163,535)

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
For the Three and Nine Months Ended September 30, 2011 and 2010
(Thousands of Dollars)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net Income	$(1,742)	$(1,592)	$13,479	$(163,535)
Other Comprehensive Loss	(979)	-	(834)	-
Comprehensive Income	$(2,721)	$(1,592)	$12,645	$(163,535)

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	September 30, 2011	December 31, 2010
Current Assets
Unrestricted cash and temporary cash investments	$5,675	$11,542
Accounts receivable less allowance of $3,100 and $2,102, respectively	39,267	52,718
Unbilled revenues	4,651	18,222
Inter-company receivable	9,973	-
Current regulatory assets	25,204	34,195
Deferred income taxes	1,442	1,919
Natural gas in storage, at average cost	47,803	48,578
Materials and supplies	1,583	883
Prepayments	4,415	4,418
Derivative assets	-	4
Total Current Assets	140,013	172,479

Other investments	7,243	7,854

Net Property, Plant and Equipment	472,170	465,128

Regulatory Assets (future amounts due from customers through the ratemaking process)	131,812	160,505

Deferred Charges and Other Assets
Unamortized debt issuance expenses	4,672	5,085
Goodwill	133,892	132,473
Other	2,720	1,025
Total Deferred Charges and Other Assets	141,284	138,583

Total Assets	$892,522	$944,549

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	September 30, 2011	December 31, 2010
Current Liabilities
Line of credit borrowings	$-	$7,000
Current portion of long-term debt	2,517	33,713
Accounts payable	26,515	44,486
Accrued liabilities	8,557	11,863
Current regulatory liabilities	6,047	8,401
Interest accrued	1,808	1,788
Taxes accrued	2,902	6,337
Total Current Liabilities	48,346	113,588

Noncurrent Liabilities
Pension accrued	33,360	41,048
Other post-retirement benefits accrued	20,891	20,284
Other	24,319	23,750
Total Noncurrent Liabilities	78,570	85,082

Deferred Income Taxes (future tax liabilities owed to taxing authorities)	16,635	5,664

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	109,806	128,670

Commitments and Contingencies

Capitalization
Long-term debt	238,860	190,751

Common Stock Equity
Common stock	18,761	18,761
Paid-in capital	396,937	396,071
Retained earnings	(14,715)	5,806
Accumulated other comprehensive income	(678)	156
Net Common Stock Equity	400,305	420,794

Total Capitalization	639,165	611,545

Total Liabilities and Capitalization	$892,522	$944,549

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash Flows From Operating Activities
Net income	$13,479	$(163,535)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,046	13,176
Deferred income taxes	6,971	(2,214)
Pension expense	4,267	3,090
Goodwill impairment charge	-	178,885
Deferred purchased gas	18,268	14,728
Other non-cash items, net	(1,004)	(2,738)
Changes in:
Accounts receivable, net	12,859	7,611
Unbilled revenues	13,571	10,448
Prepayments	3	5,796
Natural gas in storage	775	6,242
Accounts payable	(19,932)	(14,130)
Interest accrued	20	(886)
Taxes accrued	(2,526)	3,878
Accrued liabilities	(3,306)	(799)
Accrued pension	(10,697)	288
Other assets	(1,097)	2,476
Other liabilities	(4,496)	(4,744)
Total Adjustments	26,722	221,107
Net Cash provided by Operating Activities	40,201	57,572

Cash Flows from Investing Activities
Inter-company receivable	(9,973)	-
Plant expenditures including AFUDC debt	(14,442)	(16,154)
Other	(317)	419
Net Cash (used in) Investing Activities	(24,732)	(15,735)

Cash Flows from Financing Activities
Issuances of long-term debt	50,000	-
Payments on long-term debt	(30,000)	-
Line of credit borrowings (repayments)	(7,000)	(40,000)
Payment of common stock dividend	(34,000)	(14,000)
Other	(336)	-
Net Cash provided by Financing Activities	(21,336)	(54,000)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	(5,867)	(12,163)
Balance at beginning of period	11,542	17,065
Balance at end of period	$5,675	$4,902

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
September 30, 2011
(In Thousands)
(Unaudited)

					Accumulated
					Other
	Common Stock		Paid-in	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Income	Total
Balance as of December 31, 2010	1,407,072	$18,761	$396,071	$5,806	$156	$420,794

Net income				13,479		13,479
Adjustment to goodwill			866			866
Other comprehensive income, net of tax					(834)	(834)
Payment of common stock dividend				(34,000)		(34,000)
Balance as of September 30, 2011	$1,407,072	$18,761	$396,937	$(14,715)	$(678)	$400,305